Exhibit 10.7

CONSULTING AGREEMENT

AGREEMENT made as of December 4th, 2007, by and between LANCE C. MIGLIACIO, with offices at 2822 Stonnington Court, Highlands Ranch, Colorado, 80126 (“Consultant”), and VCG HOLDING CORPORATION, INC., with offices at 390 Union Boulevard, Suite 540, Lakewood Colorado, 80228 (“Client”).

WHEREAS, the Client desires professional guidance and advice regarding marketing, promotions, special events at it’s locations (“Services”) and desires Consultant to aid it in these matters; and

WHEREAS, Consultant has expertise in such areas and is willing to act as a consultant to Client upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereto agree as follows:

1.             Duties, Scope of Agreement, and Relationship of the Parties.

(a)                                  Client hereby agrees to retain Consultant as an advisor and consultant on marketing, promotions and special events (“Services”), consistent with Consultant’s expertise and ability, and Consultant agrees to consult with Client during the term of this Agreement.  Client understands that Consultant has many other business interests and will devote as much time as is necessary to perform his duties under this Agreement.  In addition, Client understands that Consultant’s efforts on behalf of his other interests are the sole and separate property of Consultant.

(b)                                 The services rendered by Consultant to Client pursuant to this Agreement shall be as an independent contractor, and this Agreement does not make Consultant the employee, agent, or legal representative of Client for any purpose whatsoever, including without limitation, participation in any benefits or privileges given or extended by Client to its employees.  No right or authority is granted to Consultant to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of Client.  Client shall not withhold for Consultant any federal or state taxes from the amounts to be paid to Consultant hereunder, and Consultant agrees that he will pay all taxes due on such amounts.

2.             Fee.

(a)                                  In consideration for performing the Services, the Client shall pay to Consultant a fee (“Fee”) consisting of eighty thousand (80,000) shares of the common stock (restricted) of client.  All shares when issued shall be fully paid and non-assessable.  This Fee is due and payable upon the approval of the American stock exchange for issuance, if required, approval from the American Stock Exchange shall be applied before December 11, 2007.  Any shares issued pursuant to this Agreement shall be issued in certificate form to Lance C. Migliacio.

(b)                                 Consultant acknowledges that the common shares issued pursuant to this Agreement (i) have not been registered under the Securities Act of 1933, as amended (the “Act”), (ii) cannot be offered or sold except pursuant to a registration statement under the Act or an exemption from registration under the Act, and (iii) are being acquired for investment and not with a view to the distribution thereof.  Consultant represents that he is an “accredited investor” as such term is defined by Rule 501(a) of Regulation D and also acknowledges he is capable of evaluating the merits and risks of an investment in the common shares of VCG.

3.                                       Expenses.  Client shall reimburse Consultant for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement provided Consultant submits related receipts and documentation with his request for reimbursement and obtains approval from Client.

4.                                       Term.  This Agreement shall continue in effect for a period of five (5) years from the date hereof.  Subject to the continuing obligations of Consultant under Section 5 below, either party may terminate this Agreement at any time if the other party shall fail to fulfill any material obligation under this Agreement and shall not have cured the breach within 10 days after having received notice thereof.  Termination or expiration of this Agreement shall not extinguish Client’s obligation to pay Consultant’s compensation pursuant to Section 2 hereof.

5.             Confidential Information.

(a)                                  “Confidential Information,” as used in this Section 5, means information that is not generally known and that is proprietary to Client or that Client is obligated to treat as proprietary.  This information includes, without limitation:

(i)                                     trade secret information about Client and its products and/or services;

(ii)                                  information concerning Client’s business as Client has conducted it since Client’s incorporation or as it may conduct it in the future; and

(iii)                               information concerning any of Client’s past, current, or possible future products and/or services, including (without limitation) information about Client’s research, accounting, marketing, or operations.

(b)                                 Any information that Consultant reasonably considers Confidential Information, or that Client treats as Confidential Information, will be presumed to be Confidential Information (whether Consultant or others originated it and regardless of how it was obtained).

(c)                                  Except as required in his duties to Client, Consultant will never, either during or after the term of this Agreement, use or disclose Confidential Information to any person not authorized by Client to receive it.

(d)                                 If this Agreement is terminated, Consultant will promptly turn over to Client all records and any compositions, articles, and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in its possession, regardless of who prepared them.  The rights of Client set forth in this Section 5 are in addition to any rights of Client with respect to protection of trade secrets or confidential information arising out of the common or statutory laws of the State of Colorado or any other state or any country wherein Consultant may from time to time perform services pursuant to this Agreement.  This Section 5 shall survive the termination or expiration of this Agreement.

6.                                       Inside Information—Securities Laws Violations.  In the course of the performance of Consultant’s duties, it is expected that Consultant will receive information that is considered material inside information within the meaning and intent of the federal securities laws, rules, and regulations.  Consultant will not disclose this information directly or indirectly or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in Client’s securities

7.             Miscellaneous.

(a)                                  Successors and Assigns.  This Agreement is binding on and inures to the benefit of Client, its successors and assigns, all of which are included in the term the “Client” as it is used in this Agreement and upon Consultant, his successors and assigns.  Neither this Agreement nor any duty or right hereunder will be assignable or otherwise transferable by either party without the written consent of the other party, except that Client shall assign this Agreement in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.  This Agreement will be deemed materially breached by Client if its successor or assign does not assume substantially all of Client’s obligations under this Agreement.

(b)                                 Modification.  This Agreement may be modified or amended only by a writing signed by both Client and Consultant.

(c)                                  Governing Law.  The laws of Colorado will govern the validity, construction, and performance of this Agreement.  Any legal proceeding related to this Agreement will be brought in an appropriate Colorado court, and both Client and Consultant hereby consent to the exclusive jurisdiction of that court for this purpose.

(d)                                 Construction.  Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law.  If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid.  The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(e)                                  Waivers.  No failure or delay by either Client or Consultant in exercising any right or remedy under this Agreement will waive any provision of the Agreement, nor will any single or partial exercise by either Client or Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(f)                                    Captions.  The headings in this Agreement are for convenience only and do not affect this Agreement’s interpretation.

(g)                                 Entire Agreement.  This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings, and understandings between the parties concerning the matters in this Agreement.

(h)                                 Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and sent by registered first-class mail, postage prepaid, and shall be effective five days after mailing to the addresses stated below.  These addresses may be changed at any time by like notice.

In the case of Client:	VCG Holding Corporation, Inc.
390 Union Blvd., Suite 540
Lakewood, Colorado 80228

In the case of Consultant:	Lance C. Migliaccio
2822 Stonnington Court
Highlands Ranch, Colorado 80126

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

“Consultant”		“Client”
VCG Holding Corporation, Inc.

By:	/s/ Lance Migliaccio	By:	/s/ Troy Lowrie
	Lance C. Migliaccio,		Troy Lowrie, President